CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated March 5, 2014, on the financial statements of Indoor Harvest Corp. for the years ended December 31, 2013 and 2012 in the Company's Report on Form S-1. We also consent to application of such report to the financial information in the Report on Form 20F, when such financial information is read in conjunction with the financial statements referred to in our report.

LL Bradford & Co., LLC /S/ LL Bradford & Co., LLC Sugar Land, Texas March 5, 2014

281-552-8430  ● 101 Parklane Blvd., Suite 201 ● Sugar Land, TX 77478-5521